Exhibit 77(o)


                  Transactions effected pursuant to Rule 10f-3

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                                             Date of     Broker / Dealer From     Affiliated/Principal
Fund Name              Issuer                Purchase    Whom Purchased           Underwriter of Syndicate
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
ING High Yield
Bond Fund              RH Donnelley Corp.    10/2/2007   J.P. Morgan              ING Financial Markets
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